EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER
PURSUANT TO U.S.C. SEC. 1350

The undersigned officer of New York Global Innovations Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge:

(i)
That the Quarterly Report for the fiscal quarter ended September 30, 2016 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2016	/s/ Chanan Morris
By: Chanan Morris, Chairman of the Board, Chief Financial Officer (Principal Executive Officer, Principal Financial and Accounting Officer)